UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2008

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 7.01.                                          Regulation FD Disclosure.

On November 21, 2008, W. R. Grace & Co. (“Grace”) entered into an agreement in principle (the “Agreement”) with the Official Committee of Equity Security Holders, Special Counsel and Putative Class Counsel to the U.S. Zonolite Attic Insulation (“ZAI”) claimants and the Asbestos PD Future Claimants’ Representative, all parties-in-interest in Grace’s Chapter 11 cases.  The Agreement would resolve all of Grace’s U.S. ZAI property damage claims and demands, if any, including without limitation, all asbestos-related ZAI property damage claims pending in the U.S. at the filing of the Chapter 11 cases and those asserted subsequent thereto (“U.S. ZAI Claims”) on the terms and conditions set forth therein.

Under the Agreement, all U.S. ZAI Claims will be channeled for resolution to an asbestos property damage trust (the “PD Trust”) established in compliance with Section 524(g) of the United States Bankruptcy Code under the joint plan of reorganization filed by Grace with the Bankruptcy Court on September 19, 2008 (the “Plan”).  The Agreement requires that the following assets ( the “ZAI Assets”) be paid into the PD Trust:  (i) $30 million in cash on the effective date of the Plan (the “Effective Date”), plus, if the Effective Date occurs after March 31, 2009, interest from April 1, 2009 to the Effective Date, accrued at the same rate applicable to Grace’s senior exit financing; (ii) $30 million in cash on the third anniversary of the Effective Date; and (iii) up to 10 contingent deferred payments of $8 million per year during the 20-year period beginning on the fifth anniversary of the Effective Date, with each such payment due only if the ZAI Assets fall below $10 million during the preceding year.  The deferred payments would be backed by 50.1% of Grace’s common stock to meet the requirements of Section 524(g).

Under the Agreement, ZAI Claims that qualify for payment will generally be paid 55% of the claimed amount, but in no event will the PD Trust pay more than 55% of $7,500 (as adjusted for the increase in inflation each year after the fifth anniversary of the Effective Date) and Grace will have the right to conduct annual audits of the books, records and claim processing procedures of the PD Trust.

The Agreement contemplates the filing of a revised Plan, a PD Trust agreement and ZAI trust distribution procedures with the Bankruptcy Court.

This description of the terms and conditions of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached hereto as Exhibit 99.1.  The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

99.1                           Term Sheet for Resolution of U.S ZAI Claims dated as of November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated:  November 24, 2008